UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 09, 2023

NEPTUNE WELLNESS SOLUTIONS INC.

(Exact name of Registrant as Specified in Its Charter)

Quebec	001-33526	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Promenade du Centropolis Suite 100
Laval, Quebec, Canada		H7T 0A3
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 450 687-2262

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value per share	NEPT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 9, 2023,Neptune Wellness Solutions Inc. (the "Company") entered into a Waiver and First Amendment to Note Purchase Agreement (the "Waiver Agreement"), a copy of which is her with CCUR Holdings, Inc. ("Collateral Agent") and the purchasers named therein, related to the Note Purchase Agreement dated as of January 12, 2023 (the "Note Purchase Agreement"). The Waiver Agreement provides the Company a waiver, until March 21, 2023, of the requirement to comply with the requirement that the Company deliver its financial statements for the third quarter ended December 31, 2022 as required by Section 8.1(b) of the Note Purchase Agreement, and a waiver of certain administrative covenants as further described in the Waiver Agreement.

In connection with the Waiver Agreement, the Note Purchase Agreement was amended to provide that the Purchasers shall be paid an exit fee in the aggregate amount of $200,000, payable as follows: (i) on or prior to May 15, 2023, $100,000 and (ii) on the Maturity Date (as defined in the Note Purchase Agreement), $100,000. The Note Purchaes Agreement was also amended to provide that the principal prepayment required pursuant to Section 3.2(d)(ii) of the Note Purchase Agreement shall be extended from March 31, 2023 to no later than May 15, 2023 (the "Mandatory Prepayment").

For the periods (i) beginning on February 14, 2023, through and including the latest to occur of (a) the date that the Company delivers the financial information required by Section 8.1(b) of the Note Purchase Agreement for the period ended December 31, 2022, (b) the filing of the Company's Form 10-Q for such period and (c) the date that the Company delivers the Collateral Agent certain deposit control agreements, and (ii) beginning on March 31, 2023, through and including the date that the Mandatory Prepayment, together with accrued interest and other fees, is made, interest on the sum of the outstanding principal amount shall accrue at the rate of twenty four percent (24%) per annum. Thereafter, interest will revert to the rate otherwise provided under Section 3.1 of the Note Purchase Agreement.

A copy of the Waiver Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference, and the foregoing description of the Waiver Agreement is qualified in its entirety by reference thereto.

Item 2.04 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure set forth under Item 1.01 above, which is incorporated into this Item 2.04 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Waiver and First Amendment to Note Purchase Agreement, dated March 9, 2023, by and among the Company and each of the Purchasers named therein
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neptune Wellness Solutions Inc.

Date:	March 14, 2023	By:	/s/ Raymond Silcock
Raymond Silcock Chief Financial Officer